EXHIBIT 99.2

Independent Auditors’ Report

To the Board of Directors of SiVerion, Inc.:

          We have audited the accompanying balance sheets of SiVerion, Inc. as of August 31, 2004 and October 31, 2003, and the related statements of operations, of changes in shareholders’ deficit, and of cash flows for the ten months ended August 31, 2004 and the year ended October 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SiVerion, Inc. as of August 31, 2004 and October 31, 2003, and the results of its operations and its cash flows for the ten months ended August 31, 2004 and the year ended October 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Sarvas, King & Coleman, P.C.
Phoenix, Arizona
October 11, 2004, except for Note 10 as to which the date is November 5, 2004

SIVERION, INC.
BALANCE SHEETS

	August 31, 2004	October, 31 2003

ASSETS
Current Assets:
Cash and cash equivalents	$113,225	$1,155,477
Accounts receivable	10,400	14,400

Total current assets	123,625	1,169,877

Property and Equipment:
Computer equipment	35,552	28,866
Software	7,379	6,314

Total property and equipment	42,931	35,180
Less: accumulated depreciation	(21,440)	(13,465)

Property and equipment, net	21,491	21,715

Other Assets:
Deposits	9,500	10,000

Total other assets	9,500	10,000

Total assets	$154,616	$1,201,592

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$51,885	$57,614

Total current liabilities	51,885	57,614

Redeemable Convertible Preferred Stock, $0.0001 par value: 8,125,000 shares authorized:, issued and outstanding	3,250,000	3,250,000

Shareholders’ Deficit:
Common stock, $0.0001 par value:
Authorized: 25,000,000 shares; Issued and outstanding: 4,712,080 shares at August 31, 2004 and 4,677,500 shares at October 31, 2003	4,712	4,677
Additional paid-in capital	73,240	71,892
Retained deficit	(3,225,221)	(2,182,591)

Total shareholders’ deficit	(3,147,269)	(2,106,022)

Total liabilities, redeemable convertible preferred stock, and shareholders’ deficit	$154,616	$1,201,592

See accompanying notes that are an integral part of these financial statements.

SIVERION, INC.
STATEMENTS OF OPERATIONS

	Ten Months Ended August 31, 2004	Year Ended October 31, 2003

Revenues:
License	$44,800	$53,145
Service	24,500	12,880

Total revenues	69,300	66,025

Operating expenses:
Research and development	327,345	442,305
Sales and marketing	356,006	440,257
General and administrative	431,118	532,118

Total operating expenses	1,114,469	1,414,680

Loss from operations	(1,045,169)	(1,348,655)
Interest income	2,539	5,518

Loss before benefit from income taxes	(1,042,630)	(1,343,137)
Benefit from income taxes	—	—

Net loss	$(1,042,630)	$(1,343,137)

See accompanying notes that are an integral part of these financial statements.

SIVERION, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
For the Ten Months Ended August 31, 2004 and the Year Ended October 31, 2003

	Shares	Amount

	Common Stock	Common Stock	Paid-in capital	Retained deficit	Total

Balances as of October 31, 2002	4,481,250	$4,481	$64,238	$(839,454)	$(770,735)
Net loss	—	—	—	(1,343,137)	(1,343,137)
Stock options exercised	196,250	196	7,654	—	7,850

Balances as of October 31, 2003	4,677,500	4,677	71,892	(2,182,591)	(2,106,022)
Net loss	—	—	—	(1,042,630)	(1,042,630)
Stock options exercised	34,580	35	1,348	—	1,383

Balances as of August 31, 2004	4,712,080	$4,712	$73,240	$(3,225,221)	$(3,147,269)

See accompanying notes that are an integral part of these financial statements.

SIVERION, INC.
STATEMENTS OF CASH FLOWS

	Ten Months Ended August 31, 2004	Year Ended October 31, 2003

Cash flows from operating activities:
Net loss	$(1,042,630)	$(1,343,137)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,975	7,878
Net (increase) decrease in operating assets
Accounts receivable	4,000	(14,400)
Prepaid expenses	—	3,583
Deposits	500	—
Net decrease in operating liabilities
Accounts payable and accrued expenses	(5,729)	(52,925)

Net cash used in operating activities	(1,035,884)	(1,399,001)

Cash flows from investing activities:
Purchase of property and equipment	(7,751)	(11,452)

Net cash used in investing activities	(7,751)	(11,452)

Cash flows from financing activities:
Proceeds from sales of convertible preferred stock	—	2,250,000
Proceeds from exercise of stock options	1,383	7,850

Net cash provided by financing activities	1,383	2,257,850

Net (decrease) increase in cash and cash equivalents	(1,042,252)	847,397
Cash and cash equivalents, beginning of period	1,155,477	308,080

Cash and cash equivalents, end of period	$113,225	$1,155,477

Supplemental disclosure of non-cash activities:
Cash paid for interest expense	$—	$—

Cash paid for income taxes	$—	$—

See accompanying notes that are an integral part of these financial statements.

SIVERION, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2004 AND OCTOBER 31, 2003

NOTE 1: THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

The Company

          SiVerion, Inc. (the “Company”) was incorporated in Arizona during 2002 and provides analysis software for the semiconductor industry. The majority of the Company’s revenues are derived from semiconductor manufacturers.

Significant Accounting Policies

Basis of Financial Statements

          The Company’s financial statements are prepared in accordance with generally accepted accounting principles.

Management Estimates

          The preparation of financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, allowance for doubtful accounts, investments, income taxes, and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

          The Company maintains substantially all of its available cash and cash equivalents at a financial institution and its related brokerage company. The Company’s cash funds maintained at the financial institution are guaranteed by the Federal Deposit Insurance Corporation up to a maximum of $100,000. The Company’s cash equivalents maintained at the brokerage company are guaranteed by the Securities Investment Protection Corporation up to a maximum of $500,000.  At times, the Company may maintain balances in excess of the insured limits. The Company considers all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment

          Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated lives of three to five years. The Company capitalizes all property and equipment with an original cost in excess of $1,000. Maintenance and repairs are charged to operations as incurred.

Long-Lived Assets

          The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. The Company uses an estimate of the future undiscounted net cash flow of the related asset or asset grouping over the remaining life in measuring whether these assets are recoverable. During the ten months ended  August 31, 2004 and the year ended October 31, 2003, the Company did not record any impairment to its long-lived assets.

Stock-Based Compensation

          The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” as interpreted by FASB Interpretation No. 44 (“FIN44”), “Accounting for Certain Transactions Involving Stock Compensation – an Interpretation of APB 25” and Emerging Issues Task Force No. 00-23 (“EITF 00-23”), “Issues related to the Accounting for Stock Compensation under APB 25 and FIN 44,” and Financial Accounting Standards Board Interpretation (FIN”) No. 28, “ Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans,” and complies with the disclosure provisions of SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure- an amendment of SFAS 123.” Under APB Opinion No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price. SFAS No. 123 as amended by SFAS No.148 requires a “fair value” based method of accounting for an employee stock option or similar equity instrument.   Stock based compensation expense was not material for the year ended October 31, 2003 or the ten months ended August 31, 2004.

See accompanying Independent Auditors’ Report

          The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (“EITF”) No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.” The Company believes that the fair value of the stock options is more reliably measured than the fair value of the services received. The fair value of each non-employee stock award is remeasured at each period end until a commitment date is reached, which is generally the vesting date.

Revenue Recognition

          The Company accounts for its revenue under the provisions of Statement of Position 97-2, “Software Revenue Recognition,” as amended by Statement of Position 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.”

          The Company’s revenues are derived from two primary sources: license revenues, comprised of fees associated with the licensing of software; and service revenues, from maintenance, consulting, and training services. Revenue is recognized when persuasive evidence of an arrangement exists, all obligations have been performed pursuant to the terms of such an arrangement, the product has been delivered, the fee is fixed or determinable and the collection of the resulting receivable is reasonably assured. If any of these criteria are not met, revenue recognition is deferred until such time as all criteria are met.

Research and Development

          Research and development costs are charged to operations as incurred.

Advertising Costs

          The Company expenses advertising costs as they are incurred. Advertising expenses for the ten months ended August 31, 2004 and the year ended October 31, 2003 were $54,507 and $99,386, respectively.

Software Development Costs and Capitalized Technology License

          Software development costs incurred in the research and development of new products and enhancements to existing products are charged to expense as incurred. Software development costs are capitalized after technological feasibility has been established. The period between achievement of technological feasibility, which the Company defines as the establishment of a working model, until the general availability of such software to customers has been short and software development costs qualifying for capitalization have been immaterial.

Employees

          All of the employees of the Company are also employees of a third party professional employer organization. This organization handles the administrative responsibilities for employment-related issues such as payroll and employee benefits.

Certain Risks and Concentrations

          The Company’s products include components subject to rapid technological change. Significant technological change could adversely affect the Company’s future operating results. While the Company has ongoing programs to minimize the adverse effect of such changes and considers technological change in estimating its allowances, such estimates could change in the future.

Income Taxes

          The Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

See accompanying Independent Auditors’ Report

Fair Value of Financial Instruments

          The carrying amounts of the Company’s financial instruments including cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to their short maturities.

NOTE 2: REDEEMABLE CONVERTIBLE PREFERRED STOCK

          During May 2002, the Company issued 1,250,000 shares of $.001 par value Class A-1 Convertible Preferred Stock (“Series A-1 Shares”) and 1,250,000 shares of $.001 par value Class A-2 Convertible Preferred Stock (“Series A-2 Shares) (jointly, the “Preferred Shares”), each at $.40 cents per share, receiving total proceeds of $1,000,000.

          During the year ended October 31, 2003, the Company issued an additional 2,812,500 of each of the Series A-1 Shares and Series A-2 Shares, at $.40 per share, receiving total proceeds of $2,250,000.

          Through May 25, 2007, the Preferred Shares are convertible, at the option of the holder, into an equivalent amount of common stock, subject to adjustment of the conversion rate if additional common stock issuances have occurred, as discussed in the related agreement.

          The Preferred Shares are automatically convertible into Company common stock at the applicable conversion rate immediately upon the earlier of 1) the closing of the sale of the Company’s common stock in a public offering equal to or exceeding $8 per common share (subject to certain adjustments), with aggregate proceeds to the Company of at least $20 million; or 2) the date specified by written consent or agreement of the holders of a majority of the outstanding Preferred Shares voting together as a separate class.

          In the event of a liquidating event, as defined in the related agreement, the holders of the Preferred Shares are entitled to receive, before any distribution or payment is made to common shareholders, their original investment and a cumulative 8 percent annual return on their investment. After payment of these amounts, the remaining Company assets are to be distributed among the holders of the Preferred Shares and common shares in proportion to the shares of common stock then held by them, and the shares of common stock which they then have the right to acquire upon conversion of the Preferred Shares as if the outstanding Preferred Shares had then been converted to common shares.

          The following details the par value, number of redeemable convertible preferred shares authorized, issued, and outstanding  and liquidation value as of August 31, 2004 and October 31, 2003:

	Par Value	Authorized	Issued	Outstanding	Liquidation Value

Preferred Stock – Series A-1:
August 31, 2004	$0.001	4,062,500	4,062,500	4,062,500	$1,858,854
October 31, 2003	$0.001	4,062,500	4,062,500	4,062,500	$1,740,500
Preferred Stock – Series A-2:
August 31, 2004	$0.001	4,062,500	4,062,500	4,062,500	$1,858,854
October 31, 2003	$0.001	4,062,500	4,062,500	4,062,500	$1,740,500

NOTE 3: COMMON STOCK

          During the ten months ended August 31, 2004 and the year ended October 31, 2003, the Company issued 34,580 and 196,250 shares of common stock, respectively, in connection with the exercise of stock options, receiving proceeds of $1,383 and $7,850, respectively.

See accompanying Independent Auditors’ Report

NOTE 4: INCOME TAXES

          The provision for income taxes for the ten months ended August 31, 2004 and the year ended October 31, 2003, respectively, consists of the following:

	Ten Months Ended August 31, 2004	Year Ended October 31, 2003

Current	$—	$—
Deferred	(219,000)	(282,100)
Valuation allowance	219,000	282,100

Provision for income taxes	$—	$—

Effective rate	0%	0%

          The difference between the effective tax rate and the statutory federal tax rate of 34 percent results from the effect of state income taxes, graduated income tax rates, and the valuation allowance on the deferred tax assets.

The components of deferred income taxes were as follows:

	August 31, 2004	October 31, 2003

Deferred tax assets:
Net operating loss carry forwards	$677,000	$458,000
Less: Valuation allowance	(677,000)	(458,000)

Deferred income taxes, net	$—	$—

          The Company has established a full valuation against its deferred tax assets due to the uncertainty surrounding the realization of such assets. On an annual basis, management evaluates recoverability of the deferred tax assets and the level of the valuation allowance.

          As of August 31, 2004, the Company had federal and state net operating loss carryforwards of approximately $3.2 million available to reduce future federal and state taxable income, respectively. The federal carryforwards expire at various times through 2019 and the state carryforwards expire at various times through 2009 if not utilized. The extent to which these carryforwards can be used to offset future taxable income may be limited under Section 382 of the Internal Revenue Code and applicable state tax law.

NOTE 5: LEASES

          The Company has entered into an operating lease for their office space in the normal course of business. The lease expires during March 2005. Expenses related to this and a predecessor office lease were $42,113 and $42,957 for the ten months ended August 31, 2004 and the year ended October 31, 2003, respectively. The Company has no contingent rental clause in its operating lease agreement.

NOTE 6: PENSION PLAN

          The Company maintains a 401(k) profit-sharing plan that allows eligible employees to have the Company contribute a portion of their compensation to the plan. There are no matching Company contributions to the plan. The plan covers all of the Company’s employees.

NOTE 7: STOCK OPTIONS

          During May 2002, the Company adopted an incentive stock option plan. Under the plan, the Company is authorized to grant stock options to issue up to 2,718,750 common shares. Under the plan, options are granted at the estimated market price on the date of grant. The period in which an option may be exercised is determined at the date of grant, but may not be less than six months or more than ten years from the date of grant. Options may be exercised only after one year of continued employment at the Company, and only during the course of employment.

See accompanying Independent Auditors’ Report

          As of October 31, 2002, there were 180,000 unexercised stock options. During the year ended October 31, 2003, the Company granted an additional 346,250 options, 196,250 were exercised, and 185,000 expired. During the ten months ended August 31, 2004, the Company granted 615,000 additional options, 34,580 were exercised, and 115,420 expired.

          As of August 31, 2004 and October 31, 2003, 610,000 and 145,000 options, respectively, remained unexercised at a per share exercise price of $.04.

NOTE 8: SALES TO MAJOR CUSTOMERS

          One customer accounted for 93 percent and 98 percent of the Company’s revenues for the ten months ended August 31, 2004 and the year ended October 31, 2003, respectively.

NOTE 9: SUBSEQUENT EVENT - BORROWINGS

          During September 2004, the Company borrowed a total of $300,000 from its preferred and common shareholders. These borrowings bear interest at 9 percent annually and mature on October 30, 2004. In the event of a liquidation, sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business, or the merger with or into or consolidation with any other corporation, or any other transaction or series of related transactions in which more than 50 percent of the voting power of the Company is disposed of, the noteholders are entitled to repayment of two times the amount of the outstanding principal, plus any and all outstanding accrued interest prior to payment of any amounts to preferred or common shareholders, or subordinated creditors.

NOTE 10: SUBSEQUENT EVENT – SALE OF ALL OUTSTANDING SHARES

          On November 5, 2004, the merger of Signal Acquisition Corporation, wholly owned subsidiary of LogicVision, Inc. (“LogicVision”) was effective.  Pursuant to the merger, LogicVision acquired all of the Company’s outstanding preferred and common shares in exchange for initial consideration of $4.8 million, which consisted of 2 million shares of LogicVision common stock valued at $1.69 per share and $1.4 million in cash, and LogicVision paid $0.6 million to the Company’s debtholders.  In addition to the initial merger consideration, LogicVision has agreed to pay contingent consideration of up to $2 million, if the average closing price of LogicVision’s common stock for the ten trading days immediately prior to November 5, 2006 is less than $3.00 per share.  LogicVision did not assume any stock options or warrants.

See accompanying Independent Auditors’ Report